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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 27, 2005

                        FIRST NATIONAL BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

          Florida                       333-60283                06-1522028
(State or other jurisdiction           (Commission             (IRS Employer
      of incorporation)                File Number)          Identification No.)

         5817 Manatee Avenue West, Bradenton, Florida         34029
         (Address of principal executive office)              (Zip Code)

         Registrant's telephone number, including area code:  (941) 794-6969

                                       N/A
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

GENERAL DESCRIPTION OF TRANSACTION

On July 27, 2005, Whitney Holding Corporation (NASDAQ - WTNY) ("Whitney") and First National Bancshares, Inc. (the "Company") executed a definitive agreement (the "Merger Agreement") for Whitney to acquire the Company by way of a the merger of the Company with and into Whitney, with Whitney as the surviving corporation (the "Merger"). Following the Merger, the wholly-owned commercial bank subsidiary of the Company, 1st National Bank & Trust, will be merged with and into the wholly-owned commercial Bank subsidiary of Whitney, Whitney National Bank. The Merger involves both cash and stock, with each shareholder of the Company to receive approximately $34.64 per share in cash and/or Whitney common stock. However, no more than 35% of the total consideration will be paid in cash. In addition, as part of the transaction, all holders of outstanding stock options of the Company can either exercise their options or receive a cash payment as provided under the Merger Agreement.

The Merger Agreement contains customary representations, warranties and covenants of the Company and Whitney, including, among others, the Company's covenant to conduct its business in the ordinary course during the interim period between the execution of the Merger Agreement and the consummation of the Merger and not to engage in certain transactions during such period. In addition, the Company has agreed, subject to certain exceptions, to hold a special meeting of its shareholders to consider approval of the Merger and the other transactions contemplated by the Merger Agreement. The Company has also agreed not to solicit proposals relating to competing business combination transactions.

The anticipated acquisition is subject to the completion of satisfactory due diligence by Whitney, approval by the Company's shareholders, receipt of appropriate regulatory approvals, effectiveness of a Form S-4 registration statement to be filed by Whitney and the accuracy of representations and warranties set forth in the Merger Agreement. The Merger Agreement contains certain termination rights for both the Company and Whitney, and further provides that, upon termination of the Merger Agreement upon specified circumstances, the Company may be obligated to pay a termination fee of $4.8 million to Whitney.

In connection with the execution of the Merger Agreement, certain executive officers and all of the directors of the Company have entered into Support Agreements with Whitney. The Support Agreements provide, among other things, for each covered individual to vote his or her common shares of First National Bancshares in favor of matters required for consummation of the Merger. Support Agreements for non-officer directors also contain certain protective covenant arrangements. The Support Agreements terminate upon certain events as described therein, including in the event Whitney is in material default under the Merger Agreement. The forms of Support Agreements are attached as Exhibits 1 and 1.A to the Merger Agreement.

The Merger Agreement also provides that each of Francis I. duPont, III, the Company's Chairman and Chief Executive Officer, Glen W. Fausset, its President, and Thomas P. Moseley, its Executive Vice President, will enter into Employment Agreement Termination and Protective Covenant Agreements with Whitney and Whitney National Bank. Each such agreement provides for the termination of certain compensatory arrangements with respect to Messrs. duPont, Fausset and Moseley, certain protective covenant arrangements, and a general waiver and release of claims, in exchange for payments of certain amounts to Messrs. duPont, Fausset and Moseley at the closing of the Merger. The form of Employment Termination and Protective Covenant Agreements for Messrs. duPont and Fausset is attached as Exhibit 6.02(c)(i) to the Merger Agreement, and the form of Employment Termination and Protective Covenant Agreement for Mr. Moseley is attached as Exhibit 6.02(c)(ii) to the Merger Agreement.

Subject to the terms and conditions of the Merger Agreement, which has been unanimously approved by the Boards of Directors of both companies, the acquisition is expected to be completed in the first quarter of 2006. The foregoing description of the Merger Agreement and certain exhibits thereto does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement and all exhibits thereto, copies of which are filed herewith under Exhibit 2 and incorporated herein by reference.

FORWARD LOOKING STATEMENTS

This current report may contain "forward-looking statements" within the meaning of, and pursuant to, the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because the context of the

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statement will include words such as "believes," "anticipates" or "expects," or words of similar import. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those currently anticipated. Forward-looking statements, which are made in good faith, are based upon numerous assumptions, some of which may be specifically described with respect to a particular statement. Some of the more important assumptions include statements about the benefits of the merger between Whitney and First National Bancshares, including future financial and operating results, Whitney's and First National Bancshares' plans, objectives, expectations and intentions. Additionally, other assumptions include expectations about overall economic conditions, expectations about the movement of interest rates, reliance on existing or anticipated changes in laws and regulations, adverse movements and volatility in debt and equity capital markets, political conditions and related actions by the United States military, and expectations about the nature and level of competition and changes in customer behavior and customer preferences. Because it is uncertain whether future conditions and events will confirm these assumptions, there is a risk that future results will differ materially from what is stated in or implied by such forward-looking statements. Whitney and First National Bancshares caution the reader to consider this risk. Whitney and First National Bancshares undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or developments or for any other reason. For further information regarding either company, please read Whitney and First National Bancshares reports filed with the Securities and Exchange Commission ("SEC") and available at www.sec.gov.

ADDITIONAL INFORMATION ABOUT THIS TRANSACTION

Whitney will file a Registration Statement on Form S-4, First National Bancshares will file a Proxy Statement, and both companies will file other relevant documents concerning the merger with the SEC. First National Bancshares will mail the Proxy Statement/Prospectus to its shareholders. STOCKHOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT WHEN THEY BECOME AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC's website (www.sec.gov). In addition, you may also obtain these documents, free of charge, from Whitney by contacting Investor Relations, Whitney Holding Corporation, P. O. Box 61260, New Orleans, LA 70161-1260, and from First National Bancshares, Inc. by contacting Angela O'Reilly, Senior Vice President, 4770 State Road 64 East, Bradenton, FL 34208. This current report does not constitute an offer to buy, or a solicitation to sell, shares of any security or the solicitation of any proxies from shareholders of the Company.

PARTICIPANTS IN THIS TRANSACTION

Whitney and First National Bancshares and their respective directors and executive officers may be deemed participants in the solicitation of proxies from shareholders in connection with this transaction. Information about the directors and executive officers of Whitney and First National Bancshares and information about the other persons who may be deemed participants in this transaction will be included in the Proxy Statement/Prospectus. You can find information about Whitney's directors and executive officers in Whitney's definitive proxy statement filed with the SEC on March 23, 2005. You can find information about First National Bancshares' directors and executive officers in their definitive proxy statement filed with the SEC on March 31, 2005. You can obtain free copies of these documents from Whitney or First National Bancshares using the contact information above.

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ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (a)   Not applicable.

      (b)   Not applicable.

      (c)   Exhibits. The following exhibits are being filed herewith:

            (2) Agreement and Plan of Merger, dated July 27, 2005, between Whitney Holding Corporation and First National Bancshares, Inc.

            (99) Joint Press Release of Whitney Holding Corporation and First National Bancshares, Inc., dated July 28, 2005.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                 FIRST NATIONAL BANCSHARES, INC.

Date: July 28, 2005

                                                 By: /s/ Glen W. Fausset
                                                     ---------------------------
                                                     Glen W. Fausset
                                                     President